UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On June 30, 2023, Professional Diversity Network, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement, dated as of June 30, 2023 (the “Purchase Agreement”) with Tumim Stone Capital LLC (the “Investor”). Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $12,775,000  worth of newly issued shares (the “Purchase Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain limitations and the satisfaction (or, where permissible, the waiver) of the conditions set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, on June 30, 2023, we issued and sold 469,925 Purchase Shares (the “Initial Purchase Shares”) to the Investor, at a price of $4.256 per share (representing the average official closing price of the Common Stock on The Nasdaq Capital Market (“Nasdaq”) for the five consecutive trading days ending on the trading day immediately prior to the date of the Purchase Agreement), for aggregate gross proceeds to the Company of $2,000,000, in an initial purchase (the “Initial Purchase”) under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, as consideration for the Investor’s commitment to purchase shares of Common Stock at the Company’s direction from time to time, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement, upon execution of the Purchase Agreement on June 30, 2023, the Company issued to the Investor 176,222 shares of Common Stock (the “Commitment Shares”), valued at $4.256 per share (the same per share value as each Initial Purchase Share sold to the Investor in the Initial Purchase), or a total aggregate value equal to $750,000 for the Commitment Shares.

Giving effect to the completion on June 30, 2023 of the Company’s sale of the Initial Purchase Shares to the Investor for total gross proceeds of $2,000,000 in the Initial Purchase under the Purchase Agreement, commencing on July 31, 2023, the Company shall have the right, but not the obligation, to sell to the Investor, and the Investor shall be obligated to purchase, an additional amount of Common Stock having an aggregate gross purchase price to the Investor of up to $10,775,000, subject to certain limitations set forth in the Purchase Agreement. Under the Purchase Agreement, from time to time from and after July 31, 2023, subject to the continued satisfaction (or, where legally permissible, the waiver) of specified conditions set forth in the Purchase Agreement, the Company may from time to time in its discretion direct the Investor to purchase up to a certain maximum amount of shares of Common Stock in one or more purchases, at a purchase price per share equal to 97.0% of the lowest daily average of the daily volume weighted average prices (or “VWAP”) of the Common Stock for the three-consecutive trading day period following the applicable exercise date (each such purchase, a “VWAP Purchase”).

The maximum number of shares of Common Stock that we may elect to sell to the Investor any single VWAP Purchase will be equal to the lowest of: (i) 100% of the average daily trading volume in the Common Stock on Nasdaq for the five-consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase; (ii) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Common Stock on Nasdaq on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.40; and (iii) the quotient (rounded up or down to the nearest whole number) obtained by dividing (A) $3,000,000 by (B) the VWAP on Nasdaq on the Trading Day immediately preceding the applicable exercise date; provided, however, the Company and the Investor can agree to increase the number of shares purchased in a particular VWAP Purchase.

The Company will control the timing and amount of any such sales of Common Stock to the Investor. Actual sales of shares of Common Stock to the Investor will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under applicable Nasdaq rules, the Company is precluded from issuing and selling to the Investor under the Purchase Agreement more than 2,052,879 shares of Common Stock (including the Commitment Shares), which number of shares equals 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or unless the average per share purchase price paid by the Investor for all Purchase Shares sold to the Investor under the Purchase Agreement equals or exceeds $4.656 per share (representing the lower of the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules), such that the Exchange Cap will not apply to issuances and sales of Common Stock under the Purchase Agreement.

Aside from the Exchange Cap, the Company may not issue or sell any shares of Common Stock to the Investor under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in the Investor beneficially owning more than 9.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon delivery of a written notice to the Company, the Investor may from time to time increase or decrease the Beneficial Ownership Limitation to any other amount of Common Stock not less than 4.99% or greater than 9.99% of the outstanding shares of Common Stock as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such written notice is delivered to the Company.

The Purchase Agreement will terminate on (i) the first day of the month next following the 24-month anniversary of the date of the Purchase Agreement, (ii) the date on which the Investor shall have purchased all of the shares subject to the Purchase Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq Capital Market or any other eligible market, (iv) the thirtieth (30th) Trading Day after certain events of bankruptcy or upon termination by agreement between the parties.

The Company intends to use the net proceeds, if any, from the offering of Common Stock pursuant to the Purchase Agreement for working capital and general corporate purposes. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary representations and warranties of the Investor, customary conditions to Commencement, and customary indemnification obligations of the Company.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the terms of the Purchase Agreement set forth above is qualified in its entirety by reference to such exhibits.

Registration of Securities

The shares of Common Stock issuable pursuant to the Purchase Agreement are being offered pursuant to an effective shelf registration statement on Form S-3 (File No 333-260316), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 26, 2021, and a prospectus supplement to the base prospectus, expected to be filed by the Company with the SEC on June 30, 2023 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the offering of Common Stock pursuant to the Purchase Agreement, the legal opinion letter of Locke Lord LLP, counsel to the Company, regarding the validity of the shares of Common Stock issued from time to time pursuant to the Purchase Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01. Regulation FD Disclosure.

On June 30, 2023, the Company issued a press release announcing the financing arrangement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
5.1	Opinion of Locke Lord LLP, dated June 30, 2023
10.1	Purchase Agreement, dated June 30, 2023, between Professional Diversity Network, Inc. and Tumim Stone Capital LLC
23.1	Consent of Locke Lord LLP (included in Exhibit 5.1)
99.1	Press release dated June 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2023	Professional Diversity Network, Inc.

	By:	/s/ Adam He
	Name:	Adam He
	Title:	Chief Executive Officer